Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated February 23, 2011 on the financial statements (as listed at Exhibit A) of the Columbia Funds Variable Series Trust II included in the Annual Reports for the period ended December 31, 2010, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A, No. 333-146374) of the Columbia Funds Variable Series Trust II.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 27, 2011

Exhibit A
LIST OF FUNDS
Columbia Variable Portfolio — Balanced Fund
Columbia Variable Portfolio — Cash Management Fund
Columbia Variable Portfolio — Diversified Bond Fund
Columbia Variable Portfolio — Diversified Equity Income Fund
Columbia Variable Portfolio — Dynamic Equity Fund
Columbia Variable Portfolio — Emerging Markets Opportunity Fund
Columbia Variable Portfolio — Global Bond Fund
Columbia Variable Portfolio — Global Inflation Protected Securities Fund
Columbia Variable Portfolio — High Yield Bond Fund
Columbia Variable Portfolio — Income Opportunities Fund
Columbia Variable Portfolio — International Opportunity Fund
Columbia Variable Portfolio — Large Cap Growth Fund
Columbia Variable Portfolio — Mid Cap Growth Opportunity Fund
Columbia Variable Portfolio — Mid Cap Value Opportunity Fund
Columbia Variable Portfolio — S&P 500 Index Fund
Columbia Variable Portfolio — Select Large-Cap Value Fund
Columbia Variable Portfolio — Select Smaller-Cap Value Fund
Columbia Variable Portfolio — Short Duration U.S. Government Fund
Variable Portfolio — Davis New York Venture Fund
Variable Portfolio — Goldman Sachs Mid Cap Value Fund
Variable Portfolio — Partners Small Cap Value Fund
Columbia Variable Portfolio — Limited Duration Credit Fund
Variable Portfolio — Alliance Bernstein International Value Fund
Variable Portfolio — American Century Diversified Bond Fund
Variable Portfolio — American Century Growth Fund
Variable Portfolio — Columbia Wanger International Equities Fund
Variable Portfolio — Columbia Wanger U.S. Equities Fund
Variable Portfolio — Eaton Vance Floating-Rate Income Fund
Variable Portfolio — Invesco International Growth Fund
Variable Portfolio — J.P. Morgan Core Bond Fund
Variable Portfolio — Jennison Mid Cap Growth Fund
Variable Portfolio — MFS Value Fund
Variable Portfolio — Marsico Growth Fund
Variable Portfolio — Mondrian International Small Cap Fund
Variable Portfolio — Morgan Stanley Global Real Estate Fund
Variable Portfolio — NFJ Dividend Value Fund
Variable Portfolio — Nuveen Winslow Large Cap Growth Fund
Variable Portfolio — Partners Small Cap Growth Fund
Variable Portfolio — PIMCO Mortgage-Backed Securities Fund
Variable Portfolio — Pyramis International Equity Fund
Variable Portfolio — Wells Fargo Short Duration Government Fund
Columbia Variable Portfolio — Seligman Global Technology Fund
Columbia Variable Portfolio — Core Equity Fund
Variable Portfolio —Conservative Portfolio
Variable Portfolio —Moderately Conservative Portfolio
Variable Portfolio —Moderate Portfolio
Variable Portfolio —Moderately Aggressive Portfolio
Variable Portfolio —Aggressive Portfolio